UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2011

Quepasa Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03   Material Modification to Rights of Security Holders.

On December 6, 2011, Quepasa Corporation, a Nevada corporation (the “Company” or “Quepasa Nevada”) consummated a merger with and into its wholly-owned subsidiary, Quepasa Corporation, a Delaware corporation (“Quepasa Delaware”), pursuant to the terms and conditions of an Agreement of Merger and Plan of Merger and Reorganization entered into by Quepasa Nevada and Quepasa Delaware (the “Reincorporation”), which is attached hereto as Exhibit 2.1.  As a result, the legal domicile of Quepasa Nevada is now Delaware.

Quepasa Delaware, as the surviving corporation in the Reincorporation, will continue to operate the business of Quepasa Nevada as it existed prior to the Reincorporation.  The Reincorporation was approved by the requisite vote of Quepasa Nevada’s shareholders at the Company’s Special Shareholder’s Meeting (the “Meeting”). Other than the change in the state of incorporation, the Reincorporation did not result in any change in the business, physical location, management, assets, liabilities or obligations of Quepasa Nevada, nor did it result in any change in location of Quepasa Nevada’s employees, including Quepasa Nevada’s management.  Each director and officer of Quepasa Nevada will continue to hold their respective offices with Quepasa Delaware.

The Reincorporation did not alter any shareholder’s percentage ownership interest or number of shares owned in Quepasa Nevada.  Each outstanding share of Quepasa Nevada common stock will continue to be an outstanding share of Quepasa Delaware common stock, and each outstanding option, warrant or other right to acquire shares of Quepasa Nevada common stock will continue to be an outstanding option, warrant or other right to acquire shares of Quepasa Delaware common stock.  Shareholders are not required to undertake any exchange of stock certificates, as shares in Quepasa Nevada, are deemed to represent an equal number of shares in Quepasa Delaware.  Furthermore, the Company’s common stock will continue to trade on the NYSE Amex. Each employee benefit plan, incentive compensation plan or other similar plan of Quepasa Nevada will continue to be an employee benefit plan, incentive compensation plan or other similar plan of Quepasa Delaware.

In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934 (the “Exchange Act”), the shares of common stock of Quepasa Delaware, as successor issuer to Quepasa Nevada, are deemed to be registered under Section 12(b) of the Exchange Act.

As of December 6, 2011, the effective date of the Reincorporation, the rights of Quepasa Nevada’s shareholders began to be governed by the General Corporation Law of the State of Delaware (the “DGCL”) and the Certificate of Incorporation and Bylaws of Quepasa Delaware attached hereto as Exhibits 3.1 and 3.2, respectively.  The Certificate of Incorporation and Bylaws of Quepasa Delaware include certain provisions which are required by the DGCL and may alter the rights of shareholders and powers of management.  For a description and discussion of these differences, please refer to pages 93 through 106 of Quepasa Nevada’s proxy statement/prospectus on Form S-4/A filed with the Securities and Exchange Commission on October 4, 2011, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1                      Agreement of Merger and Plan of Merger and Reorganization – Delaware Reincorporation

3.1                      Certificate of Incorporation of Quepasa Corporation, a Delaware corporation

3.2                      Bylaws of Quepasa Corporation, a Delaware corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEPASA CORPORATION

Date: December 8, 2011	By: /s/ Michael Matte
Name: Michael Matte
Title: Chief Financial Officer